SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
SPECIAL MEETING OF STOCKHOLDERS — _________, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of Specialty Underwriters’ Alliance, Inc., a Delaware corporation (the “Company”), hereby appoints Courtney C. Smith, Peter E. Jokiel, and Scott W. Goodreau and each of them the proxies of the undersigned with power to vote at the Special Meeting of Stockholders of the Company to be held at ___local time on ___, 2009 at 222 South Riverside Plaza, 19th Floor, in the Lake County Room, Chicago, IL 60606, and at any adjournment or postponement thereof (the “Special Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Special Meeting and instructs the proxies to vote as directed on the reverse side.
(Continued and to be signed on the reverse side)
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on _________, 2009:
The notice and Proxy Statement are available at www.suainsurance.com.
•	How to request a copy of materials for this Special Meeting or future stockholder meetings:
     1. By Internet — www.suainsurance.com
     2. By telephone — (888) 782-4672
     3. By email — InvestorRelations@suainsurance.com
•	To obtain directions to the Special Meeting, please contact Investor Relations at (312) 277-1600.

SPECIAL MEETING OF STOCKHOLDERS
OF
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
___________, 2009
Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.

- Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To adopt the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") executed on July 22, 2009 and effective as of June 21, 2009, among Specialty Underwriters' Alliance, Inc., a Delaware corporation, Tower Group, Inc., a Delaware corporation ("Tower") and Tower S.F. Merger Corporation, a Delaware corporation, a wholly owned subsidiary of Tower.

FOR ☐ AGAINST ☐ ABSTAIN ☐

2. To approve the adjournment or postponement of the Special Meeting for the solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the Special Meeting to adopt the merger agreement.

FOR ☐ AGAINST ☐ ABSTAIN ☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

☐ To change the address on your account, please check the box at left and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder____________________ Date ________ Signature of Stockholder____________________ Date ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.